Exhibit 10.1

      REVOLVING CREDIT AGREEMENT dated as of April 30, 2003 (the "Agreement") among OMNICOM FINANCE INC., a Delaware corporation ("OFI"), OMNICOM CAPITAL INC., a Connecticut corporation ("OCI"), and OMNICOM FINANCE PLC, a corporation organized under the laws of England and Wales ("OFP"; OFI, OCI and OFP are each a "Borrower" and collectively, the "Borrowers"), OMNICOM GROUP INC., a New York corporation (the "Guarantor"), and UBS AG, Cayman Islands Branch (with its successors, the "Bank").

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.01. Definitions. The following terms, as used herein, have the following meanings:

      "Applicable Margin" means (a) for Base Rate Loans, 0% per annum and (b) for LIBOR Loans, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

          -----------------------------------------------------------
                Public Debt Rating          Applicable Margin for
                   S&P/Moody's                   LIBOR Loans
          -----------------------------------------------------------
          Level 1
          A+ or A1 or above                        0.150%
          -----------------------------------------------------------
          Level 2
          A or A2                                  0.255%
          -----------------------------------------------------------
          Level 3
          A- or A3                                 0.370%
          -----------------------------------------------------------
          Level 4
          BBB+ or Baa1                             0.475%
          -----------------------------------------------------------
          Level 5
          BBB or Baa2                              0.700%
          -----------------------------------------------------------
          Level 6
          Lower than Level 5                       0.750%
          -----------------------------------------------------------

      "Applicable Percentage" means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

          -----------------------------------------------------------
               Public Debt Rating                Applicable
                   S&P/Moody's                   Percentage
          -----------------------------------------------------------
          Level 1
          A+ or A1 or above                        0.100%
          -----------------------------------------------------------
          Level 2
          A or A2                                  0.120%
          -----------------------------------------------------------
          Level 3
          A- or A3                                 0.130%
          -----------------------------------------------------------
          Level 4
          BBB+ or Baa1                             0.150%
          -----------------------------------------------------------
          Level 5
          BBB or Baa2                              0.175%
          -----------------------------------------------------------
          Level 6
          Lower than Level 5                       0.250%
          -----------------------------------------------------------

      "Applicable Utilization Fee" means, as of any date that the aggregate Loans under the Reference Credit Agreement plus the amount outstanding hereunder exceeds $417,500,000, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

          ----------------------------------------------------------
               Public Debt Rating               Applicable
                   S&P/Moody's               Utilization Fee
          ----------------------------------------------------------
          Level 1
          A+ or A1 or above                       0.125%
          ----------------------------------------------------------
          Level 2
          A or A2                                 0.125%
          ----------------------------------------------------------
          Level 3
          A- or A3                                0.125%
          ----------------------------------------------------------
          Level 4
          BBB+ or Baa1                            0.125%
          ----------------------------------------------------------
          Level 5
          BBB or Baa2                             0.125%
          ----------------------------------------------------------
          Level 6
          Lower than Level 5                      0.250%
          ----------------------------------------------------------

      "Base Rate" means, for any day, the higher of (x) the Prime Rate for such day and (y) 1/2 of 1% in excess of the Federal Funds Rate for such day.

      "Business Day" means any day that is not a Saturday or Sunday or a day on which banking institutions chartered by the State of New York or the United States are legally authorized to close and with respect to LIBOR Loans on which commercial banks are open for international business in London.

      "Commitment" means $35,000,000 or such lesser amount to which the Commitment shall be reduced from time to time in accordance with the terms of this Agreement.

      "Confidential Information" means information that any Borrower or the Guarantor furnishes to the Bank in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Bank from a source other than any Borrower or the Guarantor.

      "Debt" means all obligations to repay money or to pay the deferred purchase price of assets or services, all indebtedness evidenced by notes, bonds, debentures or similar obligations, all obligations (whether or not contingent) in respect of letters of credit, and all guarantees of obligations of others of the foregoing types.

      "Default" means any event or condition which with the giving of notice or the lapse of time or both would, unless cured or waived, become an Event of Default.

      "Eurocurrency Rate" means, for any Interest Period for each LIBOR Loan, an interest rate per annum equal to the rate (rounded upward to the nearest whole multiple of 1/16 of 1% per annum) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period or, if for any reason such rate is not available, the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. Dollars is offered by the principal office of UBS AG in London to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period.

      "Event of Default" means any of the events specified in Section 5.01.

      "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by it.

      "Loan"  means  any loan  made by the  Bank to the  Borrowers  pursuant  to
Section 2.01.

      "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance or properties of the Guarantor or the Guarantor and its subsidiaries taken as a whole.

      "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of the Guarantor or the Guarantor and its subsidiaries taken as a whole, (b) the rights and remedies of the Bank under this Agreement or any Note or (c) the ability of any Borrower or the Guarantor to perform its obligations under this Agreement or any Note.

      "Prime Rate" means the rate announced from time to time by the Bank in Stamford, Connecticut as its prime rate, changing as and when such prime rate changes.

      "Public Debt Rating" means, as of any date, the rating that has been most recently announced by either Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") or Moody's Investors Service, Inc. ("Moody's"), as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by the Guarantor or, if either such rating agency shall have issued more than one such rating, the lowest such rating issued by such rating agency. For purposes of the foregoing, (a) if only one of S&P and Moody's shall have in effect a Public Debt Rating, the Applicable Margin, the Applicable Percentage and the Applicable Utilization Fee shall be determined by reference to the available rating; (b) if neither S&P nor Moody's shall have in effect a Public Debt Rating, the Applicable Margin, the Applicable Percentage and the Applicable Utilization Fee will be set in accordance with Level 6 under the definition of "Applicable Margin", "Applicable Percentage" or "Applicable Utilization Fee", as the case may be; (c) if the ratings established by S&P and Moody's shall fall within different levels, the Applicable Margin, the Applicable Percentage and the Applicable Utilization Fee shall be based upon the higher rating unless such rating differs by two or more levels, in which case the applicable level will be deemed to be one level above the lower of such levels; (d) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

      "Reference Credit Agreement" shall mean that certain Credit Agreement, dated as of November 14, 2002, by and among, OFI, OCI, OFP, the Guarantor, the Lenders listed on the signature pages thereof, SALOMON SMITH BARNEY INC. and ABN AMRO INCORPORATED, as lead arrangers and book managers, ABN AMRO BANK N.V., as syndication agent, HSBC BANK USA, WACHOVIA BANK, NATIONAL ASSOCIATION and SOCIETE GENERALE, as documentation agents, and CITIBANK, N.A. as administrative agent for the Lenders as in effect from time to time (including, without limitation, by reason of any waiver or consent given thereunder; provided that the Bank has received written notice thereof).

      "Termination Date" means April 29, 2004, or such earlier date when the Commitment hereunder is terminated in full.

                                   ARTICLE II

                                    THE LOANS

      Section 2.01. Loans. (a) At the request of any Borrower, the Bank, subject to the terms and conditions of this Agreement, shall on Business Days during the period from and including the date hereof to but excluding the Termination Date, make Loans to the Borrowers such that the aggregate principal amount of all Loans outstanding hereunder at no time exceeds the Commitment.

      (b) A Borrower may request a Loan by written notice to the Bank specifying the amount to be borrowed (which must be a minimum of $5,000,000 or a multiple of $1,000,000 in excess thereof) and the type, and in the case of a LIBOR Loan, the maturity of the proposed Loan (a "Borrowing Notice"). Such notice must be delivered to the Bank at or before 10:00 a.m., New York City time, on the date of the proposed borrowing (in the case of a Base Rate Loan) or the third Business Day before the date of the proposed borrowing (in the case of a LIBOR
Loan). Loans may be either:

      (i) "Base Rate Loans", each of which shall be payable on the Termination Date, shall bear a floating per annum interest rate equal to the sum of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin in effect from time to time plus (z) the Applicable Utilization Fee, if any, in effect from time to time and shall mature in any event no later than the Termination Date; or

      (ii) "LIBOR Loans", each of which shall have a maturity of one, two or three months (each an "Interest Period"), subject to standard market conventions as to adjustments for non-Business Days and month-ends (but in no event extending beyond the Termination Date), and shall bear a per annum interest rate equal to the sum of (x) the Eurocurrency Rate for such Interest Period for such Loan plus (y) the Applicable Margin in effect from time to time plus (z) the Applicable Utilization Fee, if any, in effect from time to time. On (A) the maturity date of each LIBOR Loan, such Loan may either be rolled forward (in whole or in part) into a new Loan at the LIBOR Rate or the Base Rate, or repaid in full, and (B) on any Business Day, all or any portion of a Base Rate Loan may be converted into a LIBOR Loan, in each case, as set forth in a notice to such effect, delivered as if it were a Borrowing Notice and as if the maturity date or date of conversion of such Loan, as applicable, were a borrowing date. If no such notice is received with respect to a maturing LIBOR Loan, then such Loan shall automatically roll forward into a new LIBOR Loan with an Interest Period of one month, provided that if a Default or Event of Default has occurred and is continuing on the maturity date of any LIBOR Loan that is not repaid thereon, such LIBOR Loan shall automatically roll forward into a Base Rate Loan. No Loan may be rolled forward as, or converted into, a LIBOR Loan if a Default has occurred and is continuing.

      Each Loan will bear interest from its date until maturity on the basis specified to the Borrower by the Bank (subject to paragraph (i) or (ii) above, as applicable) contemporaneously with the making of such Loan, payable at maturity and in the case of Base Rate Loans, on the last Business Day of each calendar quarter during the effectiveness hereof. Overdue payments of principal, interest and other amounts payable hereunder shall bear interest, payable on demand, at a rate for each day equal to the Base Rate for such day plus 2%. Subject to
Section 2.06(e) the Borrowers may prepay Loans at any time. All accrued and unpaid interest on any principal amount prepaid shall be due on the prepayment date.

      (c) All Loans shall be evidenced by a promissory note appropriately completed, executed and delivered by the respective Borrower in the form of Exhibit A hereto (each a "Note" and collectively the "Notes"). The Bank will endorse on the Notes or otherwise record in its internal records the amount of such Loan, the interest rate or rate basis applicable thereto and each payment of principal or interest made in respect thereof; provided that neither the failure of the Bank to do so nor any error by the Bank in doing so shall affect the obligations of such Borrower hereunder or under the Notes.

      Section 2.02. Conditions. The obligation of the Bank to make a Loan on any proposed borrowing date shall be subject to the satisfaction of the following conditions:

            (i) the representations and warranties of the Borrowers and the Guarantor herein (except, in the case of a Loan after the date of the initial Loan (the "Closing Date"), the representations set forth in the last sentence of subsection 3.02(c) thereof and in subsection 3.02(d)) shall be true and correct on the date of such borrowing as though made on and as of such date;

            (ii) no Default shall have occurred and be continuing on the date of such borrowing (either before or after giving effect to such borrowing);

            (iii) the representations and warranties contained in Section 4.01 of the Reference Credit Agreement (except, in the case of a Loan after the Closing Date, the representations set forth in the last sentence of subsection (e) thereof and in subsection (f) (i) thereof) are correct on and as of such date, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

            (iv) no event has occurred and is continuing, or would result from such Loan or from the application of the proceeds therefrom, that constitutes a Default (as such term is defined in the Reference Credit Agreement);

            (v) the Bank shall have received the properly completed and executed Notes and such corporate resolutions, certificates, opinions of counsel and other documents in connection herewith as the Bank may, in its reasonable discretion, require; and

            (vi) payment by the Borrowers to the Bank on the Closing Date of a cash fee in the amount of $43,750.

The Borrowers shall be deemed to have made a representation and warranty on the date of each borrowing that the conditions specified in clauses (i), (ii), (iii) and (iv) above have been satisfied.

      Section 2.03. Fees. The Guarantor agrees to pay to the Bank a facility fee on the aggregate amount of the Commitment from the date hereof until the Termination Date at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, commencing June 30, 2003, and on the Termination Date.

      Section 2.04. Increased Costs; Illegality (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation after the date hereof, or (ii) the compliance with any guideline or request issued after the date hereof from any central bank or other governmental authority including, without limitation, any agency of the European Union or similar monetary or multinational authority (whether or not having the force of law), there shall be any increase in the cost to the Bank of agreeing to make or making, funding or maintaining LIBOR Loans (excluding for purposes of this Section 2.04 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 2.05 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which the Bank is organized or any political subdivision thereof), then the Borrowers shall from time to time, upon demand by the Bank, pay to the Bank additional amounts sufficient to compensate the Bank for such increased cost; provided, however, that before making any such demand, the Bank agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different lending office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of the Bank, be otherwise disadvantageous to the Bank. A certificate as to the amount of such increased cost, submitted to the Borrowers by the Bank, shall be conclusive and binding for all purposes, absent manifest error.

      (b) If the Bank determines that compliance with any law or regulation or any guideline or request taking effect or issued after the date hereof from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and that the amount of such capital is increased by or based upon the existence of the Bank's commitment to lend hereunder and other commitments of this type, then, upon demand by the Bank, the Borrowers shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank or such corporation in the light of such circumstances, to the extent that the Bank reasonably determines such increase in capital to be allocable to the existence of the Bank's commitment to lend hereunder. A certificate as to such amounts submitted to the Borrowers by the Bank shall be conclusive and binding for all purposes, absent manifest error.

      (c) Failure or delay on the part of the Bank to demand compensation pursuant to this Section shall not constitute a waiver of the Bank's right to demand such compensation; provided that the Borrowers shall not be required to compensate the Bank pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that the Bank notifies the Borrowers of the circumstances giving rise to such increased costs or reductions and of the Bank's intention to claim compensation therefor; provided further that, if the circumstances giving rise to such increased costs or reductions cause such increased costs or reductions to be retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

      (d) Notwithstanding any other provision of this Agreement, if the Bank shall notify the Borrowers that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Bank to perform its obligations hereunder to make LIBOR Loans or to fund or maintain LIBOR Loans hereunder, (i) such Loan shall be converted into a Base Rate Loan and (ii) the obligation of the Bank to make LIBOR Loans shall be suspended until the Bank shall notify the Borrowers that the circumstances causing such suspension no longer exist; provided, however, that before making any such demand, the Bank agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different lending office if the making of such a designation would allow the Bank to continue to perform its obligations to make such LIBOR Loans or to continue to fund or maintain such LIBOR Loans and would not, in the judgment of the Bank, be otherwise disadvantageous to the Bank.

      SECTION 2.05. Taxes (a) Any and all payments by any Borrower or the Guarantor to or for the account of the Bank hereunder or under the Notes or any other documents to be delivered hereunder shall be made, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction under the laws of which the Bank is organized or any political subdivision thereof and excluding such taxes imposed by the United States or the United Kingdom that are payable as of the date hereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If any Borrower or the Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or any other documents to be delivered hereunder to the Bank, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.05) the Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower or the Guarantor shall make such deductions and (iii) such Borrower or the Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

      (b) In addition, the Borrowers shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or any other documents to be delivered hereunder or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes or any other documents to be delivered hereunder (hereinafter referred to as "Other Taxes").

      (c) The Borrowers or the Guarantor, as applicable, shall indemnify the Bank for and hold it harmless against the full amount of Taxes or Other Taxes (including, without limitation, taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 2.05) imposed on or paid by the Bank and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date the Bank makes written demand therefor.

      (d) Within 45 days after the date of any payment of Taxes, the applicable Borrower shall furnish to the Bank, at its address on the signature pages hereof, the original or a certified copy of a receipt evidencing such payment to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Bank. In the case of any payment hereunder or under the Notes or any other documents to be delivered hereunder by or on behalf of any Borrower or the Guarantor (other than OFP) through an account or branch outside the United States or by or on behalf of any Borrower or the Guarantor (other than OFP) by a payor that is not a United States person, if such Borrower or the Guarantor determines that no Taxes are payable in respect thereof, such Borrower or the Guarantor shall furnish, or shall cause such payor to furnish, to the Bank, at such address, an opinion of counsel acceptable to the Bank stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

      (e) The Bank, on or prior to the date of its execution and delivery of this Agreement, and from time to time thereafter as reasonably requested in writing by OFI and OCI (but only so long as the Bank remains lawfully able to do so), shall provide each of OFI and OCI with two original Internal Revenue Service forms W-8BEN or W-8ECI, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that the Bank is exempt from or entitled to a reduced rate of United States withholding tax on payments made by OFI and OCI pursuant to this Agreement or the Notes. If the form provided by the Bank indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until the Bank provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form W-8BEN or W-8ECI, that the Bank reasonably considers to be confidential, the Bank shall give notice thereof to OFI and OCI and shall not be obligated to include in such form or document such confidential information.

      (f) For any period with respect to which the Bank has failed to provide OFI and OCI with the appropriate form, certificate or other document described in Section 2.05(e) (other than if such failure is due to a change in law, or in the interpretation or application thereof, occurring subsequent to the date on which a form, certificate or other document originally was required to be provided, or if such form, certificate or other document otherwise is not required under subsection (e) above), the Bank shall not be entitled to indemnification under Section 2.05(a) or (c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should the Bank become subject to Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Borrowers shall take such steps as the Bank shall reasonably request to assist the Bank to recover such Taxes.

      (i) The Bank, at any time it is claiming any additional amounts payable pursuant to this Section 2.05, agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its lending office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of the Bank, be otherwise disadvantageous to the Bank.

      Section 2.06. Payments and Computations. (a) Each Borrower shall make or cause to be made each payment hereunder or under the Notes in lawful money of the United States of America by wire transfer of immediately available funds to the Bank at 677 Washington Blvd., Stamford CT 06901, ABA No. 026007993, Ref.:
Omnicom.

      (b) Overdue payments of principal, interest, or fees and other amounts payable hereunder shall bear interest, payable on demand, at a rate for each day equal to the Base Rate for such day plus 2%.

      (c) Interest determined based upon the Prime Rate shall be computed based upon a year of 365 days (or 366 days in a leap year), for the actual number of days elapsed (including the first day but excluding the last day). All other computations of interest and fees shall be made on the basis of a year of 360 days, for the actual number of days elapsed (including the first day but excluding the last day). Notwithstanding anything to the contrary set forth herein, interest shall in no event accrue hereunder at a rate in excess of the maximum rate permitted under applicable law.

      (d) Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of payment of interest or fees, as the case may be.

      (e) If for any reason, including without limitation due to demand or due to acceleration following the occurrence of an Event of Default, the principal of any LIBOR Loan, or any portion thereof, is paid prior to the scheduled maturity date therefor, or if any LIBOR Loan is not borrowed after notice thereof shall have been received by the Bank, each Borrower will reimburse the Bank, on demand, for any resulting loss or expense incurred by the Bank, including without limitation any loss or expense incurred in obtaining, liquidating or employing deposits from third parties.

      Section 2.07. Optional Reduction of Commitment. The Guarantor may reduce the unused portion of the Commitment at any time in whole, or in part by an amount equal to $5,000,000 or a multiple thereof, by delivering to the Bank written notice specifying the amount of such reduction and the date on which such reduction is to become effective (which date may not be earlier than the date of delivery of such notice). Any such reduction shall be irrevocable.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      Section 3.01. Representations and Warranties of the Borrowers. Each Borrower represents and warrants to the Bank as follows:

      (a) Such Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of its organization, and has all requisite power and authority, corporate and otherwise, to conduct its business as now conducted and to own its properties. Such Borrower has full power and authority to enter into this Agreement and the Notes and to incur its obligations provided for herein and therein, all of which have been duly authorized by all proper and necessary corporate action on the part of such Borrower. This Agreement has been duly executed and delivered by such Borrower and constitutes the valid and legally binding agreement of such Borrower, enforceable against such Borrower in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency and other laws relating to or affecting creditors' rights generally and by general principles of equity. Upon execution and delivery thereof, each of the Notes will constitute a valid and legally binding obligation of such Borrower, enforceable in accordance with their respective terms, except as enforceability may be affected by bankruptcy, insolvency and other laws relating to or affecting creditors' rights generally and by general principles of equity.

      (b) All consents and approvals of, and all notices to and filings with, any governmental entities or regulatory bodies required as a condition to the valid execution, delivery or performance by such Borrower of this Agreement and the Notes have been obtained or made. Neither the execution and delivery of this Agreement or the Notes nor compliance with the terms and provisions hereof and thereof will conflict with, result in a breach of or constitute a default under
(i) any of the terms, conditions or provisions of the charter or by-laws of such Borrower, (ii) any law, regulation or order, writ, judgment, injunction, decree, determination or award of any court or governmental instrumentality or (iii) any agreement or instrument to which such Borrower is a party or by which it is bound. Such Borrower is not an "investment company" as defined in (or subject to regulation under) the Investment Company Act of 1940 or a "holding company" as defined in (or subject to regulation under) the Public Utility Holding Company Act of 1935.

Each Borrower will be deemed to have made a representation and warranty, on each date on which a Loan is made that the foregoing representations are true and correct on and as of such date.

      Section 3.02. Representations and Warranties of the Guarantor. The Guarantor represents and warrants to the Bank as follows:

      (a) The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of its organization, and has all requisite power and authority, corporate and otherwise, to conduct its business as now conducted and to own its properties.

The Guarantor has full power and authority to enter into this Agreement and to incur its obligations provided for herein, all of which have been duly authorized by all proper and necessary corporate action on the part of the Guarantor. This Agreement has been duly executed and delivered by the Guarantor and constitutes the valid and legally binding agreement of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency and other laws relating to or affecting creditors' rights generally and by general principles of equity.

      (b) All consents and approvals of, and all notices to and filings with, any governmental entities or regulatory bodies required as a condition to the valid execution, delivery or performance by the Guarantor of this Agreement have been obtained or made. Neither the execution and delivery of this Agreement nor compliance with the terms and provisions hereof will conflict with, result in a breach of or constitute a default under (i) any of the terms, conditions or provisions of the charter or by-laws of the Guarantor, (ii) any law, regulation or order, writ, judgment, injunction, decree, determination or award of any court or governmental instrumentality or (iii) any agreement or instrument to which the Guarantor is a party or by which it is bound. The Guarantor is not an "investment company" as defined in (or subject to regulation under) the Investment Company Act of 1940 or a "holding company" as defined in (or subject to regulation under) the Public Utility Holding Company Act of 1935.

      (c) The consolidated balance sheet of the Guarantor and its subsidiaries as at December 31, 2001, and the related consolidated statements of income and cash flows of the Guarantor and its subsidiaries for the fiscal year then ended, accompanied by an opinion of Arthur Andersen LLP, independent public accountants, and the consolidated balance sheet of the Guarantor and its subsidiaries as at June 30, 2002, and the related consolidated statements of income and cash flows of the Guarantor and its subsidiaries for the six months then ended, duly certified by the chief financial officer of the Guarantor, copies of which have been furnished to the Bank, fairly present, subject, in the case of said balance sheet as at June 30, 2002, and said statements of income and cash flows for the six months then ended, to year-end audit adjustments, the consolidated financial condition of the Guarantor and its subsidiaries as at such dates and the consolidated results of the operations of the Guarantor and its subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied. Since December 31, 2001, there has been no Material Adverse Change.

      (d) There is no action, suit or proceeding pending against, or to the Guarantor's knowledge threatened against or affecting, the Guarantor or any of its subsidiaries before any court or arbitrator or any governmental body, agency or official which, (i) could be reasonably likely to have a Material Adverse Effect other than the matters described on Schedule 3.02(d) hereto (the "Disclosed Litigation") or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby, and there shall have been no adverse change in the status, or financial effect on the Guarantor or any of its subsidiaries, of the Disclosed Litigation from that described on Schedule 3.02(d) hereto.

The Guarantor will be deemed to have made a representation and warranty, on each date on which a Loan is made that the foregoing representations (except, in the case of a Loan after the Closing Date, the representations set forth in the last sentence of subsection 3.02(c) thereof and in subsection 3.02(d)) are true and correct on and as of such date.

                                   ARTICLE IV

                                    COVENANTS

      Section 4.01. Covenants of the Borrowers. Each Borrower covenants and agrees that until the later to occur of (i) the Termination Date, and (ii) the performance of all obligations of such Borrower hereunder and under the Notes:

      (a) General Affirmative Covenants. Such Borrower will maintain its corporate existence in good standing, and will comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority noncompliance with which would have a material adverse effect on its financial condition or operations or on its ability to meet its obligations hereunder, and will continue to engage in business of the same general type as that engaged in by such Borrower on the date hereof. Such Borrower will pay and discharge, at or before maturity, all its obligations and liabilities, including, without limitation, tax liabilities, where failure to satisfy such obligations or liabilities in the aggregate would have a material adverse effect on its financial condition, operations or ability to meet its obligations hereunder. Such Borrower's obligations hereunder and under the Notes will rank pari passu with all other unsubordinated obligations of such Borrower (except as to rights in collateral).

      (b) Use of proceeds. Each Borrower will use the proceeds of the Loans for general corporate purposes. None of such proceeds will be used directly or indirectly for the purpose (whether immediate, incidental or ultimate) of buying or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

      (c) Notice under the Reference Credit Agreement. Such Borrower shall cause to be delivered to the Bank a copy of each and every notice delivered to the Agent or any Lender in connection with the Reference Credit Agreement; and shall use commercially reasonable efforts to cause such delivery to be made to the Bank on the date such notice is delivered to the Agent or such Lender. In addition, the Bank shall be invited to participate in all bank meetings and conference calls conducted with the Lenders under the Reference Credit Agreement.

      Section 4.02. Covenants of the Guarantor. The Guarantor covenants and agrees that until the later to occur of (i) the Termination Date, and (ii) the performance of all obligations of each Borrower hereunder and under the Notes:

      (a) Incorporated Covenants. The Guarantor will comply with each of the covenants set forth in Article V of the Reference Credit Agreement.

      (b) Reporting Requirements. Furnish to the Bank:

      (i) as soon as available and in any event within 50 days after the end of each of the first three quarters of each fiscal year of the Guarantor, the consolidated balance sheet of the Guarantor and its subsidiaries as of the end of such quarter and consolidated statements of income and cash flows of the Guarantor and its subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by the chief financial officer of the Guarantor as having been prepared in accordance with generally accepted accounting principles and certificates of the chief financial officer of the Guarantor as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with
Section 5.03 of the Reference Credit Agreement, provided that in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Guarantor shall also provide, if necessary for the determination of compliance with Section 5.03 of the Reference

Credit Agreement, a statement of reconciliation conforming such financial statements to generally accepted accounting principles;

      (ii)as soon as available and in any event within 95 days after the end of each fiscal year of the Guarantor, a copy of the annual audit report for such year for the Guarantor and its subsidiaries, containing the consolidated balance sheet of the Guarantor and its subsidiaries as of the end of such fiscal year and consolidated statements of income and cash flows of the Guarantor and its subsidiaries for such fiscal year, in each case accompanied by an opinion acceptable to the Bank by KPMG LLP or other independent public accountants acceptable to the Bank and certificates of the chief financial officer of the Guarantor as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with
Section 5.03 of the Reference Credit Agreement, provided that in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Guarantor shall also provide, if necessary for the determination of compliance with Section 5.03 of the Reference Credit Agreement, a statement of reconciliation conforming such financial statements to generally accepted accounting principles;

      (iii) as soon as possible and in any event within five days after any senior officer of the Guarantor or a Borrower becomes aware or should have become aware of the occurrence of any Default, the occurrence of each Default continuing on the date of such statement, a statement of the chief financial officer of the Guarantor setting forth details of such Default and the action that the Guarantor has taken and proposes to take with respect thereto;

      (iv)promptly after the sending or filing thereof, copies of all reports that the Guarantor sends to any of its securityholders, and copies of all reports and registration statements that the Guarantor or any subsidiary files with the Securities and Exchange Commission or any national securities exchange;

      (v) promptly after the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting the Guarantor or any of its subsidiaries of the type described in Section 4.01(f) of the Reference Credit Agreement; and

      (vi)such other information respecting the Guarantor or any of its subsidiaries as the Bank may from time to time reasonably request.

      Reports and financial statements required to be delivered by the Guarantor pursuant to paragraphs (i), (ii), (iv) and (v) of this Section 4.02(b) shall be deemed to have been delivered on the date on which it posts such reports, or reports containing such financial statements, on its website on the Internet at www.omnicomgroup.com or when such reports, or reports containing such financial statements, are posted on the SEC's website at www.sec.gov; provided that the Guarantor shall deliver notice that such reports and financial statements are so available to the Bank.

                                    ARTICLE V

                                EVENTS OF DEFAULT

      Section 5.01. Events of Default. (a) The following events constitute Events of Default hereunder:

      (i) The principal amount of any Loan shall not be paid when due; or

      (ii) Any other amount payable under this Agreement, or the Notes (including interest) shall not be paid within two Business Days after the same shall become due; or

      (iii) A Default shall occur in the due observance or performance by any Borrower or the Guarantor of any other term, covenant or agreement contained in this Agreement (provided that, in the case of Guarantor's obligation under Section 4.02(a) hereof to perform its covenants under Article V of the Reference Credit Agreement, the same requirements of notice and cure applicable to any such covenant under Section 6.01(c) of the Reference Credit Agreement shall apply to the corresponding obligation of Guarantor under Section 4.02(a) hereof) or in the Notes or any Event of Default (as defined in the Reference Credit Agreement) shall have occurred and be continuing; or

      (iv) Any representation or warranty of the Guarantor or any Borrower (a) herein or any statement or representation made in any application, certificate, report or opinion delivered in connection herewith or (b) to the lenders in the Reference Credit Agreement or any document delivered in connection therewith, shall prove to have been incorrect or misleading in any material respect when made or deemed made; or

      (v) The Guarantor or any of its subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Guarantor or any of its subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Guarantor or any of its subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (v);

      (b) If an Event of Default occurs and is continuing, (A) the Bank may by notice to each Borrower and the Guarantor declare the Loans (together with accrued interest thereon) to be, and they shall thereupon become, immediately due without presentment, demand or other notice, all of which are hereby waived by the Borrowers (provided that, in the case of an Event of Default referred to in clause (v) of subsection (a) above with respect to such Borrower, the same shall occur with respect to all Loans automatically without any notice or any other act by the Bank) and/or (B) the Bank may exercise any other rights or remedies it may have under this Agreement or under the Notes and take such other action as is permitted at law or in equity.

                                   ARTICLE VI

                                    GUARANTY

      SECTION 6.01. Guaranty. The Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all obligations of the Borrowers now or hereafter existing under or in respect of the this Agreement and the Notes (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including, without limitation, fees and expenses of outside counsel and the allocated costs and expenses of in-house counsel) incurred by the Bank in enforcing any rights under this Agreement. Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Borrower to the Bank under or in respect of this Agreement and the Notes but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Borrower.

      SECTION 6.02. Guaranty Absolute. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement and the Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Bank with respect thereto. This Guaranty is an absolute and unconditional guaranty of payment when due, and not of collection, by the Guarantor of the Guaranteed Obligations. The obligations of the Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other obligations of any Borrower under or in respect of this Agreement and the Notes, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against any Borrower or whether any Borrower is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

      (a) any lack of validity or enforceability of any provision of this Agreement or any Notes or any agreement or instrument relating thereto;

      (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of any Borrower under or in respect of this Agreement or the Notes, or any other amendment or waiver of or any consent to departure from this Agreement or the Notes, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Borrower or any of its subsidiaries or otherwise;

      (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

      (d) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other obligations of any Borrower under this Agreement or the Notes or any other assets of any Borrower or any of its subsidiaries;

      (e) any change, restructuring or termination of the corporate structure or existence of any Borrower or any of its subsidiaries;

      (f) any failure of the Bank to disclose to the Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any Borrower now or hereafter known to the Bank (the Guarantor waiving any duty on the part of the Bank to disclose such information);

      (g) the failure of any other person or entity to execute or deliver any other guaranty or agreement or the release or reduction of liability of the Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

      (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Bank that might otherwise constitute a defense available to, or a discharge of, any Borrower or the Guarantor or any other guarantor or surety.

      This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Bank or any other person or entity upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

      SECTION 6.03. Waivers and Acknowledgments. (a) The Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Bank protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Borrower or any other person or entity or any collateral.

      (b) The Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

      (c) The Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Bank that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Guarantor or other rights of the Guarantor to proceed against any of the Borrowers, any other guarantor or any other person or entity or any collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the obligations of the Guarantor hereunder.

      (d) The Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Bank to disclose to the Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any Borrower or any of its subsidiaries now or hereafter known by the Bank.

      (e) The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by this Agreement and that the waivers set forth in Section 6.02 and this Section 6.03 are knowingly made in contemplation of such benefits.

      SECTION 6.04. Subrogation. The Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any Borrower or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under or in respect of this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Bank against any Borrower or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Borrower or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and the Commitments shall have expired or been terminated. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and the Termination Date, such amount shall be received and held in trust for the benefit of the Bank, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Bank in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) the Guarantor shall make payment to the Bank of all or any part of the Guaranteed Obligations,
(ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and (iii) the Termination Date shall have occurred, the Bank will, at the Guarantor's request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by the Guarantor pursuant to this Guaranty.

      SECTION 6.05. Subordination. The Guarantor hereby subordinates any and all debts, liabilities and other obligations owed to the Guarantor by each Borrower (the "Subordinated Obligations") to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 6.05:

      (a) Prior Payment of Guaranteed Obligations. In any proceeding under any bankruptcy or insolvency law relating to any Borrower, the Guarantor agrees that the Bank shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any bankruptcy or insolvency law, whether or not constituting an allowed claim in such proceeding ("Post Petition Interest")) before the Guarantor receives payment of any Subordinated Obligations.

      (b) Turn-Over. After the occurrence and during the continuance of any Event of Default under Section 6.01(e) of the Reference Credit Agreement, the Guarantor shall, if the Bank so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Bank and deliver such payments to the Bank on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

      (c) Authorization. After the occurrence and during the continuance of any Event of Default under Section 6.01(e) of the Reference Credit Agreement, the Bank is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of the Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require the Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Bank for application to the Guaranteed Obligations (including any and all Post Petition Interest).

      (d) Pari passu. The Guarantor's obligations under this Section 6.05 are pari passu with its obligations under Section 7.05 of the Reference Credit Agreement. Any payments under this Section 6.05 shall be applied to obligations under this Agreement and the Reference Credit Agreement on a pro-rata basis, based upon amounts outstanding under both agreements.

      SECTION 6.06. Continuing Guaranty; Assignments. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and the Termination Date, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Bank and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, the Bank may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, the Loans owing to it and the Note or Notes held by it) to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to the Bank herein. The Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Bank.

                                   ARTICLE VII

                                  MISCELLANEOUS

      Section 7.01. Amendments and Waivers. No failure or delay on the part of the Bank in exercising any power or right hereunder or under the Notes shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power hereunder. No amendment or waiver of any provision of this Agreement or the Notes nor consent to any departure by each Borrower herefrom or therefrom shall in any event be effective unless the same shall be in writing and signed by the Bank and each Borrower, and such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on each Borrower in any case shall, of itself, entitle such Borrower to any other or further notice or demand in similar or other circumstances.

      Section 7.02. Notices. Any communication, demand, or notice to be given hereunder will be duly given and deemed to have been received when actually delivered (or 72 hours after having been deposited in the mails with first class postage prepaid) to such party at the address specified on the signature pages hereof (or at such other address as such party shall specify to the other parties in writing), including delivery by telex, telecopier or other telecommunication device capable of transmitting or creating a written record. The Bank may (but shall not be required to) accept and act upon oral, telephonic, faxed or other forms of notices or instructions hereunder that the Bank believes in good faith to have been given by a person authorized to do so on behalf of such Borrower. The Bank shall be fully protected and held harmless by each Borrower, and shall have no liability for, acting on any such notice or instruction that the Bank believes in good faith to have been given by a person authorized to do so on behalf of such Borrower.

      Section 7.03. Set-off. Each Borrower hereby grants to the Bank a right of set-off against any amounts due and payable by such Borrower (including any of its offices or divisions) with respect to this Agreement in any demand deposit or other account maintained with any office of UBS AG.

      Section 7.04 Successors and Assigns. This Agreement shall inure to the benefit of, and shall be enforceable by, the Bank and its successors and assigns. The Bank may assign any of its rights or obligations hereunder or under the Notes to any other office or affiliate of UBS AG or with the consent of the Guarantor (which consent shall not be unreasonably withheld) to any third party; provided that from and after the occurrence of an Event of Default, the Bank may assign any of its rights or obligations hereunder without the consent of the Guarantor. The Bank may assign the Notes or any portion thereof to any Federal Reserve Bank. Neither any Borrower nor the Guarantor may assign or otherwise transfer any of its rights or obligations under this Agreement or the Notes without the prior, written consent of the Bank.

      Section 7.05. Costs, Expenses and Taxes. Each Borrower agrees to pay on demand all costs and expenses of the Bank, including reasonable fees and expenses of counsel, in connection with the enforcement against it of this Agreement and the Notes and the protection of the Bank's rights hereunder and thereunder, including any bankruptcy, insolvency, enforcement proceedings or restructuring with respect to such Borrower. In addition, each Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement and the Notes and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

      Section 7.06. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES). Each Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any U.S. federal or state court in the State of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement or the Notes. Each Borrower hereby consents to the laying of venue in any such suit, action or proceeding in New York County, New York, and hereby irrevocably waives any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Any process in any such action shall be duly served if mailed by registered mail, postage prepaid, to such Borrower at its address designated pursuant to
Section 6.02.

      Section 7.07. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures thereon were upon the same instrument. This Agreement, and the Notes constitute the entire agreement and understanding between the Borrowers, the Guarantor and the Bank with respect to the subject matter hereof, and supersede any prior agreements and understandings with respect thereto.

      Section 7.08 Confidentiality. The Bank shall not disclose any Confidential Information to any other person or entity without the consent of the Guarantor, other than (a) to the Bank's affiliates and their officers, directors, employees, agents and advisors and to actual or prospective assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking and
(d) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder.

      Notwithstanding anything in this Agreement to the contrary, any Information with respect to the "tax treatment" or "tax structure" (in each case, within the meaning of Treasury Regulation section 1.6011-4) of the transactions contemplated hereby shall not be confidential and the Bank and other parties hereto may disclose without limitation of any kind any Information that is provided to the parties hereto with respect to the "tax treatment" or "tax structure" (in each case, within the meaning of Treasury Regulation section 1.6011-4); provided, that to the extent any document contains Information that relates to the "tax treatment" or "tax structure" and contains other information, this paragraph shall only apply to the information regarding the "tax treatment" or "tax structure."

      Section 7.09. WAIVER OF JURY TRIAL. EACH OF THE BORROWERS, THE GUARANTOR AND THE BANK HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                          OMNICOM FINANCE INC.
                                          437 Madison Avenue
                                          New York, NY  10022
                                          Attn.: Dennis E. Hewitt

                                          By /s/ Dennis E. Hewitt
                                             -----------------------------------
                                             Title: Treasurer

                                          OMNICOM CAPITAL INC.
                                          1 East Weaver Street
                                          Greenwich, Connecticut 06831
                                          Attn.: Dennis E. Hewitt

                                          By /s/ Dennis E. Hewitt
                                             -----------------------------------
                                             Title: President and CEO

                                          OMNICOM FINANCE PLC
                                             c/o Omnicom Group Inc.
                                          437 Madison Avenue
                                          New York, New York 10022
                                          Attn.: Dennis E. Hewitt

                                          By /s/ Dennis E. Hewitt
                                             -----------------------------------
                                             Title: Director

                                          By /s/ Barry J. Wagner
                                             -----------------------------------
                                             Title: Director

                                          OMNICOM GROUP INC.
                                          437 Madison Avenue
                                          New York, NY  10022
                                          Attn.: Dennis E. Hewitt

                                          By /s/ Dennis E. Hewitt
                                             -----------------------------------
                                             Title: Treasurer

                                          UBS AG
                                             Cayman Islands Branch

                                          C/o UBS
                                          677 Washington Blvd.,
                                          Stamford CT 06901
                                          Attn.: Marie Haddad
                                          Phone: 203-719-5609
                                          fax: 203-719-3888

                                          By /s/ Wilfred V. Saint
                                             -----------------------------------
                                           Title: Associate Director
                                               Banking Products Services, US

                                          By /s/ Thomas R. Salzano
                                             -----------------------------------
                                             Title: Director
                                                    Banking Product Services, US

                                                                       Exhibit A

                                Promissory Notes

US$____________                                            _______________, 2003

____________, a ______________ corporation (the "Borrower"), for value received, hereby promises to pay to the order of UBS AG, Cayman Islands Branch (including its successors and assigns, the "Bank"), c/o UBS, 677 Washington Blvd., Stamford CT 06901, in lawful money of the United States, the principal sum of ______________ U.S. Dollars or, if less, the aggregate unpaid principal amount of all loans ("Loans") made by the Bank to the Borrower pursuant to the Revolving Credit Agreement dated as of April 30, 2003 (as amended from time to time, the "Agreement") among OMNICOM FINANCE INC., OMNICOM CAPITAL INC., OMNICOM FINANCE PLC (as Borrowers), OMNICOM GROUP INC. (as Guarantor) and the Bank. Each Loan shall mature on the date specified in or pursuant to the Agreement, and such maturity shall be subject to acceleration in the circumstances specified therein. Each Loan shall bear interest at the rate or rates and such interest shall be payable on the date or dates specified in or pursuant to the Agreement.

Loan and related information may be endorsed by the Bank hereon or upon a schedule that may be attached hereto and made a part hereof; provided that the failure of the Bank to make any such endorsement or any error in doing so shall not affect the obligations of the Borrower hereunder or under the Agreement.

                                             [Name of Borrower]

                                             By:
                                                 -------------------------------
                                                 Title